Exhibit 99.2
Final Transcript
Conference Call Transcript

SAFM — Q1 2011 Sanderson Farms Earnings Conference Call

Event Date/Time: Feb 24, 2011 / 04:00PM GMT

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
CORPORATE PARTICIPANTS
Lampkin Butts
Sanderson Farms — President & COO
Joe Sanderson
Sanderson Farms — CEO and Chairman of the Board
Mike Cockrell
Sanderson Farms — Treasurer & CFO
CONFERENCE CALL PARTICIPANTS
Bob Nicholson
PCC Asset Management — Analyst
Ken Zaslow
BMO Capital Markets — Analyst
Christine McCracken
Cleveland Research Company — Analyst
Lindsay Drucker Mann
Goldman Sachs — Analyst
Christina McGlone
Deutsche Bank — Analyst
Akshay Jagdale
KeyBanc Capital Markets Inc. — Analyst
Stephen Share
Morgan Joseph & Co, Inc. — Analyst
Heather Jones
BB&T Capital Markets — Analyst
Farha Aslam
Stephens Inc. — Analyst
PRESENTATION
Operator
     Good day and welcome to the Sanderson Farms Incorporated First Quarter 2011 Conference Call. This call is being recorded. At this time, I’d like to turn the conference over to Mr. Joe Sanderson, Chairman and CEO of Sanderson Farms Incorporated. Please go ahead, sir.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thank you. Good morning and welcome to Sanderson Farms First Quarter Conference Call. We issued a news release this morning announcing a net loss of $33.6 million or $1.52 per share for our first quarter of fiscal 2011. This compares to net income of $15.8 million or $0.75 per share for our first quarter fiscal 2010. The $33.6 million net loss for the first quarter included an adjustment of $14.4 million net of income taxes or $0.65 per share to our live inventories to reflect the value of those inventories at the lower of cost to market. Mike will discuss the adjustment in detail in a moment. I will begin the call with comments about general market conditions and grain cost and then turn the call over to Lampkin and Mike for a more detailed account of the quarter. Before we make any further comments, I will ask Mike to give a cautionary statement regarding forward-looking statements.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Mike Cockrell — Sanderson Farms — Treasurer & CFO
     Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company. Examples of forward-looking statements include statements regarding supply and demand factors, future grain and chicken market prices, economic conditions and production levels. The actual performance of the company could differ materially from that indicated before looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our most recent annual report on Form 10-K and in the company’s quarterly report on Form 10-Q filed with the SEC in connection with our first quarter ended January 31, 2011 and that 10-Q was filed this morning.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thank you, Mike. Our financial results for the first fiscal quarter reflect challenging market conditions. While demand for retail grocery store customers has remained stable, that stability is reflected in a slightly higher average Georgia dock whole bird than a year ago. Food service demand remains weak. Despite weakness in demand, industry production is measured by ready to cook pounds produced, was 7.6% higher during our first fiscal quarter, compared to the same fiscal quarter a year ago. This increased production and flat demand is evident in the market prices for boneless breast meat, wings, and tenders.
While market prices for chicken have been soft, market prices for both corn and soybean meal moved significantly higher during our first fiscal quarter, compared to the first quarter of last year. Prices for all feed grains moved higher starting in August on concerns over drought conditions in Russia. Then, the November supply and demand report published by the USDA reflected lower than expected yields for both corn and soybeans in the United States. And, that sentiment continued into January report.
As a result of the less than anticipated production numbers, the stocks to usage ratio for corn is at its lowest point since 1995 and has been lower only four other times in history. This tightness in grain supplies as resulted in significantly higher grain prices and higher prices are likely to continue at least through this fiscal year. Most everyone who follows the grain market will now turn their attention to the March supply and demand report and, more importantly, the March 31 planning and tensions report. Even with normal timeline yields most believe we need 90 million acres of corn planted during 2011 just to maintain the current type figure. We need more acres than that to begin rebuilding supplies.
While we need more acres of both corn and soybeans, the American farmer will have a nice menu of options available to him, as he makes his planning decisions, as commodity prices for cotton and wheat are also at historically high prices. Even if we get adequate acres in the March 31 planning and tensions report, that crop then needs to get into the grounds timely and there is little margin of error with weather as we head through the growing season. Because of the tightness of supply, the market will most likely exaggerate its reaction to any real or perceived weather threats. Because of the uncertainties surrounding feed grains, we are on the market for both our corn and soybean meal needs.
Based on our costs through the first quarter, what we have priced so far and what prices we could lock in for the balance of the year, our grain costs for fiscal 2011, including the cost of additional volume, would be $330.7 million more than during 2010. This increase would translate into a $0.105 per pound increase in our cost per processed pound. Our grain costs will be much higher. The company and the industry can still earn positive margins, if chicken prices move significantly higher to allow us to offset these higher costs. For this to happen, we need either a decrease in supply or an increase in demand or both.
Egg sets and incubators, relative to a year ago, have moderated from the increases we saw during November and December but are still too high to move chicken markets significantly higher without increase in demand. I’ve said and continue to believe that we will not see an increase in demand until employment in the United States moderates — until unemployment moderates and Americans get their jobs back in large numbers. Unfortunately, we do not see that happening over the next few months. As a result, we will probably take a decrease in supply to move chicken markets higher. I do believe current market conditions will ultimately trigger production cuts. But, it will likely be later before that happens.
Not all of the news during the first fiscal quarter was bad. Our Kinston, North Carolina plant began processing chickens in January on time and on budget. Lampkin, Mike, and I visited the plant in January, and I can report that it is a beautiful plant with enthusiastic employees and we look forward to moving that plant to full production early during the calendar 2012. With respect to North Carolina, we also announced today that our Board of Directors has approved a delay in the construction and startup of the Company’s second North Carolina poultry complex.
We previously announced our plans to invest approximately $96 million for the construction of a second processing plant and hatchery on sites to be determined in North Carolina. We believe it is in the best interest of Sanderson Farms and our shareholders to delay construction of our second North Carolina plant in light of escalating prices for corn and soybean meal and the fact that we have little visibility regarding future input costs. Because 40% of the United States corn crop is now expected to be used to produce ethanol, the poultry industry and other animal feeders are going to continue to be challenged by tighter supplies and historically high prices.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Until we have some visibility regarding the 2011 crop, we deem it prudent to be conservative with our working capital and our balance sheet at this time. I would like to say, however, that, in spite of this decision, we remain committed to our long-term growth to the second North Carolina complex and to the local communities in North Carolina that have graciously supported this project. As always, we will manage Sanderson Farms for the long-term. We’ll do nothing that we believe will threaten the stability of our balance sheet, but we look forward to pursuing this expansion opportunity at the appropriate time. At this point, I’ll turn the call over to Lampkin for a more detailed discussion of the chicken markets and our operations during the quarter.
Lampkin Butts — Sanderson Farms — President & COO
     Thank you, Joe. Overall, market prices for poultry products were lower during the quarter when compared to our first quarter last year and were lower when compared to our fourth quarter ended last October. The Georgia dock price for whole birds reflected continued good chill pack demand during the quarter, and averaged $0.85 per pound, an increase of 3.5% compared to last year’s first quarter average of $0.824 per pound. The Georgia dock price reported yesterday was $0.855 per pound. Georgia dock whole bird price continues to reflect a good balance between the supply and demand of chill pack product destined for the retail grocery customers.
Bulk leg quarter prices were higher by 2.8% compared to last year, while realized bulk leg quarter prices were very high during our fourth fiscal quarter when Russia resumed buying United States leg quarters. Once Russia freezers were full, prices leveled out. Leg quarters averaged $0.354 per the pound during our first fiscal quarter, compared to $0.344 per pound last year. Final numbers for calendar 2010 reflected a 5.1% decrease in the volume of export parts, exported during calendar 2010. While we shipped nothing to Russia during the first half of calendar 2010, they bought a substantial amount of product during our fourth fiscal quarter. Exports to China were down 79% for the year, while Mexico and Hong Kong were up 20% and 172% in volume respectively.
We believe the export markets are going to be steadied to improve during calendar 2011, the Russia quota has been set and that important market should be open during the year absent foreseen circumstances. There is currently a question involving exports to Mexico, but the legal challenges raised in a recent anti-dumping case brought by Mexican operator will take several months to settle. The average price for jumbo wings was significantly lower during our fourth fiscal quarter compared to last year, dropping 37%. Last year, wings had a great run but an excess supply of chicken caused prices to drop counter seasonally during the fall and through the Super Bowl.
Jumbo wing prices averaged $1 per pound during our first quarter this year, compared to $1.57 per pound during last year’s first quarter and are now — they are $0.70 per pound today. Boneless breast prices decreased by 3.1%, when compared to the first quarter a year ago. The boneless market averaged $1.23 per pound during the 2011 first quarter, compared to $1.26 per pound last year and, as Joe mentioned, this market continues to be adversely affected by a challenged United States consumer and weak food service demand. We sold 630.7 million pounds of poultry products during the first quarter, a 7.9% increase from the 584.3 million pounds sold during last year’s first quarter. Our processed pounds were up 10% from 595.8 million to 655.4 million pounds.
The difference between pounds sold and processed reflects changes in our processed inventory. We expect to process approximately 665.6 million pounds during our second quarter, up from 654.6 million pounds processed during last year’s second quarter. For the year, if we maintain our current production targets for the balance of the year, we will process 2.73 billion pounds, which will be a 6.2% increase over the 2.57 billion pounds processed during fiscal 2010. While our performance during the first quarter reflects adverse market conditions, we will continue to operate this company the same way we always do. We will look for efficiency improvements and we’ll do everything necessary to protect our balance sheet and the integrity of our operations. At this point, I’ll turn the call over to Mike Cockrell to discuss our financial statements.
Mike Cockrell — Sanderson Farms — Treasurer & CFO
     Thank you, Lampkin. Our net sales for the quarter totaled $427.7 million, and that was up from the $420.1 million during the same quarter last year. Our loss of $1.52 per share during the quarter compares to a $0.75 per share in income during last year’s first quarter, and our net loss for the quarter includes a net charge, as Joe mentioned, of $14.4 million or $0.65 per share to reduce our inventory values to the lower of costs to market. This charge consists solely of an adjustment to the value of our live inventories and let me spend a minute talking about that. You may recall that we went through a similar exercise in fiscal 2008.
At the end of the fiscal quarter, we had approximately 71 million live rollers on the ground across the company. Approximately 40.5 of those live chickens were destined ultimately for the big bird de-boning plants and 30.5 million head of those chickens to our retail plants. Some of those chickens, obviously, were one day old, some two days old, some three, four, five, and so forth up to 60 days. As of today, many of those chickens

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
have been grown to maturity, processed and sold. Some of those chickens are still on the ground and will be processed through the balance of February and into March. Normally, we carry our live inventories at cost and accumulate that costs as birds are fed and grown.
Generally accepted accounting principles require that our live inventory be reported on our books at the lower of cost for market. With respect to live birds, the GAAP principles require an assessment of expected cost to finish that inventory and compare that to the expected market values that will be realized from the processed chickens. The applicable guidelines require us to project cost to complete and to deduct from that the amount we expect to realize from the sale of mature inventory. We have a high degree of comfort in what it will cost us to complete the grow out and to process the live chickens but we have to estimate based on current and expected market conditions what we will realize when we sell those birds. This exercise led us to believe that the projected cost of our live inventory at maturity will be greater than the ultimate selling price. And, as a result of that analysis, we adjusted the cost of our live inventory down by a net of $14.4 million for that $0.65 per share.
This inventory adjustment will actually have a positive effect on our second fiscal quarter, because we recognize during our first quarter those losses that were inherent during our live inventory at January 31. That inventory will be sold during our second fiscal quarter and the loss that would have otherwise occurred when the product is sold has actually been recognized at the end of our first quarter. Of course, we can’t predict whether or not this will have a positive — whether or not this positive impact on our second quarter will be offset in whole or in part by a similar adjustments at the end of our second quarter because that will depend on the inventory cost at the time and the market factors that are presently not known to us.
Absent the inventory adjustment, our cost of sales of poultry products for the three months ended January 31, as compared to the same three months a year ago, increased 17.5%. This increase is a result of a 7.9% increase in pounds of poultry products sold in the first quarter compared to last year and significantly higher feed costs. Our feed cost increased 21% to $0.342 per pound and that compares to $0.283 per pound last year. While our cost per pound was higher, our sales price per pound for poultry products actually decreased 4.8%, or $0.32 per pound. This combination resulted in a significant deterioration of our margins.
SG&A expenses for the first fiscal quarter of 2011 were $4 million higher than the same three months a year ago. This increase was a result of SG&A expenses related to our Kinston, North Carolina project, as those expenses were booked as SG&A cost until we began operating the plant in January. Despite the challenging quarter, our balance sheet remains strong. At the end of the quarter, our stockholders equity was $609.4 million and networking capital was $195.9 million. Our current ratio was 3.2 to one.
Our debt at the end of the quarter totaled $63 million, and our debt to cap ratio was 9.2% at January 31. We spent $18.9 million on CapEx projects during the first quarter, and we expect to spend $60.5 million on CapEx during the fiscal year. That number, though, includes $11.1 million in operating leases. Our depreciation and amortization during the first quarter totaled $11.4 million, and we continue to expect about $48 million for fiscal 2011. We closed and announced this morning a restatement of our revolving credit facility yesterday, which increased the capacity of our revolver from $300 million to $500 million.
In addition, we built into that revolver the latitude needed to build the second North Carolina plant when we believe construction to be appropriate. We also made some changes to our CapEx limitations to reflect the increased maintenance budget we expect over the next five years as a result of our growth. The interest rate went up slightly from our previous revolver. We added several new banks and we extended the revolver for five years through February 2016. The credit does remain unsecured. At this point, that completes our prepared remarks and, Ruth, you can now open the call for questions and comments.
QUESTION AND ANSWER
Operator
     Yes, sir, thank you.
(Operator Instructions).
Your first question comes from the line of Farha Aslam.
Farha Aslam — Stephens Inc. — Analyst
Hi, good morning.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning.
Farha Aslam — Stephens Inc. — Analyst
     First question, you noted that you’re increasing production by 6.2%, whereas last quarter you were thinking production for 2011 would increase only about 3% to 4%. I was just trying to understand the logic behind the increase in anticipated production.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes. Our live weight was up a little bit in the first quarter, Farha, but we’re still on the same schedule we have been on ramping Kinston up. Most of the increase for the year versus last year is going to be from the Kinston production, obviously.
Farha Aslam — Stephens Inc. — Analyst
     Okay. And, then, in terms of pricing and industry cuts, how much do you think the industry needs to cut to pass along the higher grain prices?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Farha, I don’t have the — I don’t know that. I know that to breakeven, we’ve got to get our prices up $0.105 per pound. That is a pretty steep cut. I do not have my schedule with me, my egg set schedule. But, let me see just a minute. We are setting 10 million eggs a week more than we were back in 2000, when we — in 2008. Excuse me, the first half of 2009. So, I don’t know the answer to that. It has got to be less than what we have now. This is not matching up with the demand that is out there, particularly at food service.
Farha Aslam — Stephens Inc. — Analyst
     And, Joe, are you surprised that you haven’t seen production cuts in the industry yet, and do you have any thoughts on when you anticipate reduction cuts to kind of start flowing through?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I’m not surprised. The industry has made money for two years. The balance sheet are pretty good shape. The industry’s been losing money for maybe three months now. I think there’s optimism and hope that you are going to see some price improvement in the spring and the summer. And, I think people are going to wait for that. And, I think the last agri stat showed three fourths, three fourths of the industry losing money. And, I am not surprised. I think they’re going to wait to see if we are going to get any price improvements. I think their balance sheets are strong enough to wait for a while. But, ultimately, that’s — production cuts will happen.
Farha Aslam — Stephens Inc. — Analyst
     Is there a scenario where you would rationalize your production?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We’ve done it in the past.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Farha Aslam — Stephens Inc. — Analyst
     And, are you thinking about, is this bad enough to do it today?Or is there — are you looking for grain markets? Is it a question of timing? What would drive Sanderson, because I know you are of the most efficient in the industry, to cut production.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Well, we don’t anticipate reducing production right now. It would be — it would be a hardship on our growers to do that right now, particularly if we got to this summer and had a bad crop. And, we were forced to cut back on all of or a good portion of 2012.
Farha Aslam — Stephens Inc. — Analyst
     Right.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     And, we had started cutting now, and we had our growers cut back from, say, this spring. We would have put our growers in a very difficult position. Our balance sheet’s good enough that we don’t need to do that. So, I’d be very reluctant to put our growers in that kind of position.
Farha Aslam — Stephens Inc. — Analyst
     Understood. And, then, your balance sheet, you’ve recently increased your credit line. Is the only taking into account the current situation and North Carolina? Or are you at all looking at acquisitions? Have there been any assets that have been up for sale that are of interest to you?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     No, we started working on this revolver last fall. More adequately takes into account our balance sheet. The last revolver we did $300 million, our equity position was $400 million, now our equity position is $600 million and it does take into — we’re going to have more working capital needs, obviously. We have the North Carolina plant and we hope the North Carolina plant is not the last plant we’re going to build.
Farha Aslam — Stephens Inc. — Analyst
     And, my final question and I will pass it on — is have you seen any consumer trading out of beef and into chicken or any increased future activity into chicken as a result of high beef and pork prices?
Lampkin Butts — Sanderson Farms — President & COO
     Farha, this is Lampkin. Good morning.
Farha Aslam — Stephens Inc. — Analyst
     Good morning.
Lampkin Butts — Sanderson Farms — President & COO
     We haven’t really seeing anything that is happening right now regarding that demand. Retailers — they’re talking about the fact that they are going to feature chicken a lot more this spring because they are anticipating much higher beef and pork prices the further they go into the year. We have had good steady demand at retail but we have not seen what you’re talking about as a shift. Our retailers are beginning to talk about it or for later in the year.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Farha Aslam — Stephens Inc. — Analyst
     Great. Thank you very much.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thank you.
Operator
     Your next question comes from the line of Heather Jones from BB&T Capital Markets.
Heather Jones — BB&T Capital Markets — Analyst
     Good morning.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning, Heather.
Heather Jones — BB&T Capital Markets — Analyst
     A couple of quick questions. First, on a detail-ish one, SG&A, I think your Q had remarked that you don’t expect any sort of expense in Q2. Should we expect the $4 million to $5 million sequential decline there?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, you should, all else being equal, during January and February, or excuse me, during November and December, we pushed $4.5 million through SG&A for Kinston. And, now all of the Kinston expenses will be in cost of goods sold. So, yes.
Heather Jones — BB&T Capital Markets — Analyst
     Okay. And, the 4.8% decline in pricing, that includes the effect of the inventory right now, correct? So, it’s not just — it wasn’t just the deterioration of pricing in Q1 but also anticipated deterioration on inventories for Q2?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     No. No. The sales number include only those pounds sold during the quarter. All of that adjustment is separated out in one line item. Going forward, it will be reflected in cost of goods sold. You can kind of consider that $22.3 million as a reserve and it’ll flow through the cost of goods sold going forward because inventory will be lower by that $22.3 million, so it’ll show up there. But, no, the sales number, we only — that is only on the pounds that were actually sold. We didn’t projects sales out and recognize them in any way during the quarter.
Heather Jones — BB&T Capital Markets — Analyst
     Well, as far as this impact, was the impact adjusted realized on the inventories at the end of January, so, to your point, you know, there was a broad range of ages. So is it fair to assume that there is going to be some birds processed during Q2 that were not in inventory at the end of Q1 and, thus, those, the impact of negative pricing, should pricing this negative trend that hasn’t been realized yet.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Absolutely. The 70 million chickens that were alive and in inventory at January 31, we have processed two thirds of those. The rest will be processed as we move into March and then there will be absolutely new birds that will be processed later and we’ll recognize whatever the loss is on those birds at the time they are sold.
Heather Jones — BB&T Capital Markets — Analyst
     Okay. And, finally going to your food —
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Or profit.
Heather Jones — BB&T Capital Markets — Analyst
     Sorry?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I said, or profit, if the markets get a whole lot better.
Heather Jones — BB&T Capital Markets — Analyst
     That is very optimistic of you. Your commentary on food service. You have been talking about it being weak for sometime now, but I’m just wondering if you can give us some sequential qualification, commentary. Has it stabilized for you guys? Has improved at all? And, you’re just saying it’s soft relative to where it was three years ago. Could you just give us more specifics on what you were seen as far as food service demand more on a year on year basis?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Well, we first described it in May, 2008 and it was a result of $4 a gallon gasoline and that was a beginning. That was the summer that we didn’t run any overtime at our prepared foods plants. And, it kind of started there for us. And, then, I guess, in the winter of 2008, with the economic, it was home foreclosures and unemployment starting, and all of that. It just got worse and worse after that. And, the casual dining stopped. And, boneless breasts went to $1 that winter and the industry had to make cuts. And — but, traffic through restaurants declined and I think it has stabilized.
I don’t think it has gotten any worse but a few high end restaurants have been improving. But, nobody else has, really. They have been making some restaurants have been making some profits but the traffic counts are not improving. And, I think, one of our biggest customers is Cisco and you saw their report recently. This same’s true with all of the other distributors. Their box counts are not there. We don’t believe that is going to happen until people get their jobs back. And, they’re confident that they are going to keep those jobs and they are going to start going to go back out to eat. And, our foods division, sales are soft.
Our boneless breasts meet sales values, tender values and you can see what happened to wings this year, and every one of those wings goes to watering holes. We have 5%, 6% — 5% more head of chickens and 7% more pounds and wings are selling right now, actually trading about $1 a pound than what we were realizing this time a year ago. So, that’s what we’re seeing. We are feeling that and it is flowing through our P&L, actually. Quite vividly. Along with higher grain prices.
Heather Jones — BB&T Capital Markets — Analyst
     Now, you mentioned that $0.105 per pound price increase to break even. You were referring to Sanderson or —

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes.
Heather Jones — BB&T Capital Markets — Analyst
     So —
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     And, let me elaborate on that. We are heavily weighted towards our big bird de-boning. And, big bird de-boning is — in Agri Stats today is not the place to be. Because of the feed costs. Big bird de-boning is down the page on Agri Stats. Chill pack is next and fast food is next and that’s just the way it is when you get into high feed costs like this.
Lampkin Butts — Sanderson Farms — President & COO
     And, Heather, let me make one point to that, to your point, that $0.105 per pound that is feed grain cost. That’s what we would need to offset the grain and, at last year’s margins, that what offset just the — there are other costs. That is just the feed grains.
Heather Jones — BB&T Capital Markets — Analyst
     Oh, I thought Joe was saying you needed that just to break even.
Lampkin Butts — Sanderson Farms — President & COO
     No, that’s just to offset all of the higher feed grain cost this year.
Heather Jones — BB&T Capital Markets — Analyst
     To be able to return to last year’s margins?
Lampkin Butts — Sanderson Farms — President & COO
     That’s correct.
Heather Jones — BB&T Capital Markets — Analyst
     Okay. So, given the situation —
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     That would give you back to last year’s margins. I do not mean break even. I’m sorry. That would just offset the grain cost.
Heather Jones — BB&T Capital Markets — Analyst
     I have to say that was a little alarming. You had mentioned — as far as questions, she had asked you about cuts and you had mentioned going into 2012 if there is problems with the crops later this summer, is that the reason why—Just wondering if you could elaborate more, is that the reason

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
why you’re not wanting to cut now because you have fears that there could be problems with the crops and basically you need to save — you need to save your ammunition for that?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I don’t have fears. I mean, we either are going to have a good crop, a normal crop, or a bad crop. And, I do not know which one we are going to do. But, if we have a bad crop, my judgment is, we’re probably going to cut back. Along with a bunch of other people. I don’t want to cut my growers back right now.
Heather Jones — BB&T Capital Markets — Analyst
     Right.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     And, then cut back in the fall and had them cut back for a good bit of next year, from now until then. I don’t need to. Our balance sheet is strong enough to handle this right now.
Heather Jones — BB&T Capital Markets — Analyst
     Okay. I appreciate it. Thank you.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You bet.
Operator
     Your next question comes from the line of Stephen Share from Morgan Joseph.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Good morning.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning, Stephen.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Hello. I was curious if you could talk a little bit more about volume. Specifically, could you talk — did you guys process more birds? I realize weight went up. But, could you maybe talk about — because I thought you said you had planned production around 600 million pounds and you came in at 630 million. I was hoping you could help us understand kind of the variance. How much was sales versus production, how much was higher weights? How much was maybe more birds processed?

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, we processed 655 million pounds, and last year during our first quarter we processes 596 million. We — our live weight was up and that increase is really spread among our big bird plants and our retail. We had heavier birds and, plus, last year’s first-quarter, our head count was down. It was a combination of both did we cut more during the holidays, during last year’s first quarter than we did this year’s first-quarter.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     I see.
Lampkin Butts — Sanderson Farms — President & COO
     And is a function of lightweight.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Primarily.
Lampkin Butts — Sanderson Farms — President & COO
     We had ideal growing conditions here until — when did it hit—
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Until we got into January.
Lampkin Butts — Sanderson Farms — President & COO
     In January, our weights came off because we got into some severely cold weather but we had perfect growing conditions here all of November and December.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     I see.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, our headcount was up 93 million heads to almost 100 million heads. So, it was — but, it was both, Steve.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Okay. And, then if we kind of look at the balance for the year. Can you maybe just go over — a lot of times you provide what you had plant production weights are?Is it still it was before? Kind of the 665 for the second quarter, 699 for the third, 711 for the fourth?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Spot on.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Okay. So, no change there. It’s going to be the same. But, you will have some inventory — you do have some meat in inventory?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     That is just — depends on when boats fill. We don’t have any excess inventory. We don’t do that. It strictly depends on when boats ship.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Got it. And, then one last thing, you mentioned that the cost would be up about $331 million went in the market and bought all of your feed now. Could you maybe talk about what percentage, you know, for the quarter and the year, of the feed need you have purchased already?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Not —
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Priced already, I’m sorry.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We don’t have much. We bought the first quarter obviously.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Yes.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We don’t generally give that information. We’ve obviously have purchased fourth quarter. We are pretty much hand to mouth going forward.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Okay. So, that $330 million still has a lot of variance around it.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     It does. Absolutely. That is if we had priced everything Monday afternoon after the market closed.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Okay. And, you haven’t done much pricing yet, would be a fair statement?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     That would be fair to say.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Okay. Great. I will pass it along.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thanks, Steve.
Stephen Share — Morgan Joseph & Co, Inc. — Analyst
     Thank you.
Operator
     Your next question comes from the line of Akshay Jagdale from KeyBanc.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Good morning.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     I just wanted to, Joe, if I may, talk a little bit about the production cuts. You mentioned the industry being in a better situation balance sheet wise but you also said that you have not seen production cuts because people are optimistic about the prices and, I think, on your last earnings call you had said something like there could be a tale of two halves. So, can you just help me put those two comments together? Why would the industry be expecting better pricing if they’re not seen any supply cuts right now, and maybe more than that, if you could just tell us what your expectations are for pricing in the back half?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I think the industry is eternally optimistic about seasonal pricing. Historically, since I have been in the business, you get pricing improvements in the spring and summer times. Now, how much, I do not know. But, after Easter, when you get to Memorial Day, and July the Fourth and you get to Labor Day, we typically, historically, get to price improvements. We’re getting price improvements right now in dark meat. Our export dark meat. We’re not getting — we’re getting price deterioration in wings, which is seasonal. What’s flat is white meat. But, I think, because of history, people are expecting white meat to improve after Easter. That’s been our history. Now, if that doesn’t happen in the spring, then that’s when you may see some — something happen.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     But —
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     That’s what I was talking about.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Right. But, do you — in other words, because we haven’t seen any production cuts yet. Any recovery or better price movements on white meat is going to have to come from better demand, right? Is that how you think of that?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I do.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Okay. Any sense of, where — you’ve been very clear about your views as to employment getting better, the biggest sign of demand getting better. Is that still your view? Or is there something else? Last year, I guess, there was some production issues which lead to some increased demand perhaps? Can you — I mean, can you just help me with that? I’m still trying to understand where the demand for white meat could come from the next three months.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I don’t think it’s coming. I don’t think it’s going to be there. I don’t see employment improving dramatically. Nobody we’ve talked to — although GDP is improving, it appears that — and we’ve seen lower unemployment claims. Most economists believe those people — the reason that is happening is because people are dropping out of the job market. And, whatever the job numbers are marginal. So, we don’t believe that that’s — we’re not making this up. We do our homework about this. We think it’s just very marginal, job number improvements. So, based on that, we don’t believe there is going to be any significant change in job numbers, job growth. And, therefore, we don’t think there’s going to be anything other than maybe a seasonal improvement in demand for breast meat.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Right, and so—
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Certainly, it’s not going to cover this cost.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Right. So, what you have said is that if grain markets move up even higher from here, then you may see a forced cut back, because, at that point, you will know where the white meat market is. And, you’ll have a further head which will stress the economic, such that you will have six months of perhaps losses, and then future potential for more losses, which will force the industry to cut back. Is that a fair characterization of the way you are thinking?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes. I just can’t pick the date when that’s going to happen. But, I think it will happen. You have the two largest players that are well covered with grain through July, and that’s an important factor in this, too. And, then, there may be some others that may have some coverage, as well. But, eventually, you have $1.24 breast and $0.70 wings and $1.20 tenders, and $7 corn and $340 meal, that model will not continue to run.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     One last thing and I can probably follow up with you after the call on this, but what is — all else equal, where to breast prices need to go for you to break even? So, this summer, where do breast prices need to be for you to break even, given where grain prices are today?

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Where is that? It depends on the leg quarters and wings and tender. Is this the breakeven model?
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     I can follow-up with you.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Okay. Do that.
Akshay Jagdale — KeyBanc Capital Markets Inc. — Analyst
     Thanks a lot. I’ll pass it on.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You do that. Thank you.
Operator
     We’ll go to our next question from Christina McGlone from Deutsche Bank.
Christina McGlone — Deutsche Bank — Analyst
     Good morning. Can you hear me?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You bet, good morning, Christina.
Christina McGlone — Deutsche Bank — Analyst
     Good morning. I know we’ve asked this question a lot. I just want to understand something. To me, it seems like the chicken market maybe slightly different this time than in the past during downturns because you do have — like you just said, Joe, the two larger players well covered on grain at least through July, and they have better balance sheets and better operating cost structure than they’ve had in the past. So, I’m curious if the cuts now are going to have to come from the smaller players, to do their fair share relative to what has happened in history and if that just takes longer?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I don’t know. That’s hard to say. I don’t have an answer for that. I think — I don’t think anybody’s going to be losing, you know, if you’re paying $7 for corn and $350 a ton for soy. And, this market’s like it is. I think everybody’s going to want to make an adjustment, Christina, I believe.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Christina McGlone — Deutsche Bank — Analyst
     Okay. And, then, just to go into Mexico, I know there is a lot of uncertainty. But, what are the possibilities there? Is there a date coming up on when the duties would be applied and then they are analyzing put into place permanently? Or it just several months before anything is put on and are there other markets that would take the product? How should we think about that, Lampkin?
Lampkin Butts — Sanderson Farms — President & COO
     Well, the only deadline right now it’s just a registration to be included in this suit which is Monday. There is nothing, there is no tariff that will happen immediately. We think — our lawyers tell us it will take about six months for this thing to get in front of a court in Mexico. If it makes it that far. We think we are six months away from seeing any impact, if we were to lose the suit. And, yes, the product — Mexico is a significant market for us. It’s a big market. If it were to close or tariffs were imposed on it, either way, it’s going to have an impact on us but the dark meat, it will find a home. It always does.
Christina McGlone — Deutsche Bank — Analyst
     Okay. And, I guess, Joe, I’m just curious, given that we have seen this week a big break in grain, why is it not viewed as a hedging opportunity for you?
Lampkin Butts — Sanderson Farms — President & COO
     It might be. It is something that we talk about everyday. And, as Joe has said before, we’ve got advisors that we talk to and we talk about it.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     It might be. I just — meal particularly looked more attractive than corn. And, that could very well be.
Christina McGlone — Deutsche Bank — Analyst
     Okay, and just last question, Joe, what’s the discount that breast meat is trading to the quoted earner bearing price? Has that narrowed at all?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     It has, it’s 12-15 today.
Christina McGlone — Deutsche Bank — Analyst
     Okay, great. Thank you very much.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thank you.
Operator
     Your next question comes from the line of Lindsay Drucker Mann with Goldman Sachs.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     Hi, good afternoon everyone.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning, Lindsay.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     I’m wondering, knowing that you cannot look into anyone else’s business, if you could maybe help us understand a bit why your two largest competitors are apparently rather insulated from challenges that have are flowing through your P&L and what we’re seeing in Agri Stats. What is different about the model or what is at hand that is allowing them to weather through this, easier it seems?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     One, they bought their grain well. They both bought their grain ahead, which is something that we generally do not do. But, they did a good job buying their grain and their business model is a good bit different than ours. We are heavily weighted towards big bird de-boning which, over the past 20 years or since the early 1990’s anyway has been the most advantageous and most profitable business to be in. Today, it is not. Those are the two main reasons.
Lampkin Butts — Sanderson Farms — President & COO
     Lindsay, as we’ve said before and showed the margins in big bird de-boning versus the other market segments. This is the environment as we have pointed out before, it happened in 2006, it happened in 2008 and we went through a quarter or two, to be in a very bad challenging market with high grain prices, the big bird de-boning model is not an advantage. It is at the bottom of the cycle, it is where we get that — where big bird de-boning doesn’t measure up. Everywhere always on the cycle it does, but not during the environment.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     It happened in 2002, as well, during the Russian embargo.
Lampkin Butts — Sanderson Farms — President & COO
     Yes, it did.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     Got you. And, then as far as the write-down goes, what date did you mark your inventory to market? Was it just at quarter and?
Lampkin Butts — Sanderson Farms — President & COO
     Yes, at quarter end. We made the valuation at quarter end and then we continued to look at it, during the quarter and test our assumptions and the number did not really change, but we had to test our assumptions as we got through the three weeks into the quarter to make sure market price and cost assumptions were accurate. But, it was as of January 31.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     And is the way to think about that, the birds that are still in inventory, that you haven’t processed yet, the one third of those 70 million birds, if you were to process them and sell them today, and assuming the prices using your assumptions have not changed that they would be gross profit neutral?

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms — President & COO
     That’s correct. If all of our assumptions are exactly correct which, of course, they will not be — but if they were, or are, then yes, you would break even on those birds that have been processed and sold them.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You didn’t have SG&A in there.
Lampkin Butts — Sanderson Farms — President & COO
     No. That is just on the gross profit line.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     Got you. And, then, just curious, Joe, based on what you’re seeing in the grain market and what your advisors are indicating to you where your bias is on corn and soybean prices from here?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We still think there is a little fluff in the grain markets. A lot of it may have been flushed out in the past two or three days, open interest declined. But, we still think grain is going to remain high. The inventories are going to be low. We think this is the most important crop this summer. I think I’ve said that back on the last conference call that the strategic concern is that 2011 crop. But, we think these prices are — I expect half-price grain til the new crop is made, Lindsay. The inventory carry outs are short.
The demand is strong, particularly for methanol, beef, and hog. Right now chicken — that has not been one flinch in chicken egg sets yet. Perhaps export demand is beginning to let up on corn and beans with a South American bean crop coming in, but my prejudice is that prices are going to stay high, absent some event like what’s happening in North Africa, in the Middle East right now. We think prices are going to stay high. And, there may be gyrations, wild gyrations this spring and summer during the planting season if it is wet or dry. And, the same thing this summer, if it is wet or dry. I think it could be explosive, all throughout the growing season. Even if it’s not in the United States, it could be in Europe, China, it could be anywhere.
Lindsay Drucker Mann — Goldman Sachs — Analyst
     Got you. Thanks.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You bet.
Operator
     Our next question comes from the line of Christine McCracken from Cleveland Research.
Christine McCracken — Cleveland Research Company — Analyst
     Good morning.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning.
Christine McCracken — Cleveland Research Company — Analyst
     You had mentioned, Joe, I think, or Mike, that you had a bunch of new banks in your revolver. I am interested in that from the perspective that there could be new money coming into the industry. Are these traditional banks that have always been involved in the poultry industry or are they new guys?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     They’re new to us, Christine. But, when you read the list and we will file our 8-K with the document tomorrow. And, when we file the 8-K, it will be there. If I had it with me I would read them to you. They will be familiar to you, they have experience with poultry industry and cycles, but you’re going to recognize the names.
Christine McCracken — Cleveland Research Company — Analyst
     All right. Was there a larger — was there more interest this time or —
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, I would say there is.
Lampkin Butts — Sanderson Farms — President & COO
     There was.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     There was a lot of interest and we were very, very pleased with the support and the subscription. But, we kept it at 500 which is what we asked for. It was well done.
Christine McCracken — Cleveland Research Company — Analyst
     Thank you. And, just in terms of the talents in assets that did get sold recently. I am just wondering, you know, given some of the struggles that those plants have had, were you surprised with the price or that they got sold in the manner they did and what do you think that means for any other potential bankrupt assets in terms of getting sold and not really affecting overall production levels.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I was unclear — I am not clear yet about what was bought in North Carolina. It appeared to me, if I read properly, that the Ukrainian company bought the inventory and the plant, feed mill, and hatchery for $20 million something. Is that correct? And — I don’t know what he bought. That surprised me. I mean, they had a further processing plant over there, I believe, attached to the Zeiler city plant. I do not know if they are going to operate that, or if they are going to operate — but it is very low value on a complex it seems to me.
Christine McCracken — Cleveland Research Company — Analyst
     Yes, if that in fact is the assets. I guess the big picture is, if you see these companies entering bankruptcy, if there is a long line of buyers, potential buyers for these assets, it could technically limit the industry’s ability to kind of force production out. Is that a fair assumption?

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes. I agree with that. It depends on what it is and where it is. And, what kind of shape it’s in.
Christine McCracken — Cleveland Research Company — Analyst
     Okay.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     But, I agree with what you say. I think they are very limited. I don’t think there’s going to be a wholesale closing down of assets.
Christine McCracken — Cleveland Research Company — Analyst
     All right. Just in terms of cuts, are you expecting those cuts to come in a weekly data or is this a more significant cuts? And, I know no one has really made indications they’re going to cut but assuming if we have a sustained period of high grain costs, wouldn’t you think that you would see is at the breeder level?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, eventually. Yes, I do.
Christine McCracken — Cleveland Research Company — Analyst
     Do you expect to see in the weekly data first?
Lampkin Butts — Sanderson Farms — President & COO
     The next pullet report comes out Friday.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I know. But, I do not think you will see pullets right now. I don’t think you are going to see that. You will see it in the egg sets first, and then the pullets. Pullets is a structural change.
Christine McCracken — Cleveland Research Company — Analyst
     Yes. And, then just one last thing. Joe, you had mentioned the impact of higher fuel costs in the last kind of period of stress, and we have some issues I think that are driving oil prices up now. Have you had conversations, you know, with your customers in terms of what that might mean for their business, and or are you see any higher distribution costs in yours?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We haven’t. We have not seen higher distribution costs yet. If gasoline continues to go up, we will. Although, it is not materially relative to what we’re seeing with grain costs.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms — President & COO
     We used more diesel than we do gasoline.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     But, our customers in a casual dining sector and the quick service restaurants, they are concerned about it.
Lampkin Butts — Sanderson Farms — President & COO
     Christine, when we talked about that before it has primarily been as we said — it’s not a big cost item for us but we see it in demand at food service. All of us started in 2008 with food service demand collapsing, when gasoline got to $4 a barrel because people don’t go out to eat.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We put Kinston off when you have $4 gasoline and $8 corn and boneless breast prices started declining in May, I believe.
Lampkin Butts — Sanderson Farms — President & COO
     That’s right, in the spring of 2008.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     In the spring of 2008.
Lampkin Butts — Sanderson Farms — President & COO
     And, then the export market collapsed in the fall, in the fourth quarter, with the economic collapse. You saw consumer confidence numbers look a lot better paid and you that a few, as Joe said in his comments, you’ve got a few concepts that are starting to get their feet back under them. We saw some new numbers on traffic this morning that here or there is getting better, but $4 gasoline, we’ll turn that one. You know, it will stress those numbers.
Christine McCracken — Cleveland Research Company — Analyst
     Yes. In California, we are already there.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes.
Christine McCracken — Cleveland Research Company — Analyst
     All right. Thanks.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You bet. Thank you.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Operator
     Our next question comes from the line of Ken Zaslow with BMO.
Ken Zaslow — BMO Capital Markets — Analyst
     Good morning, everyone.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Good morning, Ken.
Ken Zaslow — BMO Capital Markets — Analyst
     Or good afternoon I guess, we just missed the deadline. A couple quick questions. The credit line extension, that doesn’t have anything to do with the losses; were it not?
Lampkin Butts — Sanderson Farms — President & COO
     No.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     No, we’ve been working on that for a long time. You may remember historically we had a five year revolver that we extended every year, we did it annually. Well, we signed this one in May 2008. May of 2009 would have been the time to extend it and that wasn’t a good environment to do it in. May of 2010 was better but still not good. It started to get better and credit terms started loosening up in the fall. We started talking about it with our lead bank and we’ve been working on this for a while. It was to build in the second North Carolina plant and to get the CapEx we needed.
Ken Zaslow — BMO Capital Markets — Analyst
     Can you — in terms of the magnitude of losses, how does this rank if we were to talk about it, current losses right now, where would you say? Is this in the worst times, kind of not so bad? How do we put this in some kind of ranking?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     It wasn’t as bad as the fourth quarter of 2008. I mean, we wrote down $69 million in inventory. There was no — in 2008, we also wrote off leg quarters in inventory there was no leg quarter write down on this one.
Lampkin Butts — Sanderson Farms — President & COO
     This was all live inventory, the processed inventory. We didn’t have to adjust it, again. So, it has been — we’ve seen worse.
Ken Zaslow — BMO Capital Markets — Analyst
     Okay. Because when I’m trying to get at, not just from your perspective, obviously, we get to see it relative to your perspective but I’m trying to think of it from an industry standpoint.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Let me see that Agri Stat right there. No — this. What is this, December?

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Lampkin Butts — Sanderson Farms — President & COO
     Yes. Bottom line.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     This isn’t as bad yet — all I have is December. It will not show up until — it will show up in February or March, April is when it’ll show up, my judgment is.
Ken Zaslow — BMO Capital Markets — Analyst
     So February, March, April will be as bad as 2008 or not as bad?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I don’t know. It’s hard to say. We’re bigger now. That is why — we have more pounds now than we had in 2008. You’ve got Waco at full production and we’ve got Kinston coming on.
Ken Zaslow — BMO Capital Markets — Analyst
     And, how far are we away from the 100% industry based that are losing money?
Lampkin Butts — Sanderson Farms — President & COO
     As you know, you have got two — they are not the only two that have a good grain buy. We’re not privy to when some of those grain buys roll off for the private companies but we do know, what, Joe, about 25% of the complexes are reflecting.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes, and I don’t know who those are.
Lampkin Butts — Sanderson Farms — President & COO
     So, we don’t know.
Ken Zaslow — BMO Capital Markets — Analyst
     Okay. And, if they were cut, which parts of the bird would actually move the first and by the greatest magnitude?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Leg quarter, boneless or wings.
Lampkin Butts — Sanderson Farms — President & COO
     Do what, now? If there was a cutback, wings might be the one to move the most because they’re the ones that go first.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     But, you have site export demand. Well, leg quarters — leg quarters for March are going to be at $0.40, that will be the plan. We have already got pretty good demand for leg quarters. Probably, leg quarters would be one of the first to move.
Ken Zaslow — BMO Capital Markets — Analyst
     Okay. And, then my last question would be, you said that obviously demand is weak. Can you give us where you kind of — any range is kind of you what you think export demand is? What do you think retail demand is and what you think food service demand is generally speaking? Low single-digit? Mid-single digits or something like that? Just some sort of parameters would be great.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Retail demand would be up in the low single digits. Food service demand is flat and exports for the year are going to be steady to up though percentage numbers.
Ken Zaslow — BMO Capital Markets — Analyst
     Remind me, that is better than it was in 2008 I believe, right?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes.
Ken Zaslow — BMO Capital Markets — Analyst
     Okay, cool. Thanks.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Especially for exports.
Ken Zaslow — BMO Capital Markets — Analyst
     Great. I appreciate it. Thank you.
Operator
     Your next question comes from the line of Bob Nicholson with PCC Assessment Management. Asset Management, I’m sorry.
Bob Nicholson — PCC Asset Management — Analyst
     Hi, guys. Thank you for taking my question. I appreciate it.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     You’re welcome.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Bob Nicholson — PCC Asset Management — Analyst
     Can you just talk a little bit if there has been a difference this call, relative to last call, on your view of the grain markets. It sounds like you think things are a lot tighter. I am curious, philosophically, how you guys are thinking about potentially hedging of those costs and obviously you would be locking in a loss for the year. Things could be worse. So, why not hedge a portion of it?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Because of what happened this week did you know, corn came down the limit and soybeans came down the limit. I wouldn’t buy at these values. We actually bought some soy meal this week this week but I didn’t load the boat up — but we bought some soy meal this week, out front, but we did not load the boat up. If this revolution and fire spreads over into Saudi Arabia, there’s no telling what is going to happen to the price of oil or the commodity markets here in the US I don’t know what’s going to happen if the USDA reports 93 million acres of corn. At these high prices, it doesn’t make sense to me to go out and load the boat up. I just — we never have done and we just don’t do that. And, that’s my answer.
Bob Nicholson — PCC Asset Management — Analyst
     I guess the thought is, if it continues, given the balance sheet, you can take the loss for the year.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Yes.
Bob Nicholson — PCC Asset Management — Analyst
     This is somewhat of an anomaly and prices should come down eventually?
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     I believe they will. I believe they are going to be high for the rest of the year though.
Bob Nicholson — PCC Asset Management — Analyst
     Okay. Thank you.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     Thank you.
Lampkin Butts — Sanderson Farms — President & COO
     Thank you.
Operator
     There are no further questions in queue.

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Final Transcript
Feb 24, 2011 / 04:00PM GMT, SAFM — Q1 2011 Sanderson Farms Earnings Conference Call
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
     We thank all of you for being with us here today and we look forward to reporting our second quarter to you in May. Thank you.
Operator
     This concludes today’s conference call. Thank you for your participation.
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